Exhibit 10.34
SUBLEASE
     THIS SUBLEASE (the “Sublease”), dated for reference purposes only as of July 9, 2010 (the “Execution Date”), is made by and between Exelixis, Inc., a Delaware corporation (“Sublandlord”), and Onyx Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”).
RECITALS
     Whereas, Sublandlord and ARE-San Francisco No. 12, LLC, a Delaware limited liability company (“Master Landlord”), are parties to that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated as of May 31, 2008, that certain Second Amendment to Lease dated as of October 23, 2008, that certain Third Amendment to Lease dated as of October 24, 2008 and that certain Fourth Amendment to Lease dated on or about the date hereof (the “4th Amendment”) in the form attached hereto as  Exhibit E (as amended, the “Master Lease”), pursuant to which Master Landlord leased to Sublandlord all of the third and fourth floors and an approximately 3,008 rentable square foot server room on the first floor (the “Server Room”), consisting of approximately 71,746 total rentable square feet (the “Master Premises”), in the building, consisting of approximately 129,501 total rentable square feet, located at 249 East Grand Avenue, South San Francisco, California (the “Building), each as more fully described in the Master Lease. The parties acknowledge that a copy of the Master Lease has been delivered by Sublandlord to Subtenant.
     Whereas, the parties hereto desire that Sublandlord sublet to Subtenant and that Subtenant sublet from Sublandlord all of the third and fourth floors of the Master Premises, consisting of approximately 68,738 rentable square feet (the “Subleased Premises”), and specifically excluding the Server Room.
     Whereas, concurrently with the execution of this Sublease, Subtenant is entering into a direct lease between Master Landlord and Subtenant for the remainder of the Building (excluding the Server Room) (the “Remainder Lease”).
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1. Sublease. Sublandlord does hereby sublet to Subtenant and Subtenant does hereby sublet from Sublandlord, the Subleased Premises, subject to the terms and conditions of this Sublease. The parties hereto hereby agree to the rentable square footage of the Subleased Premises set forth above, and such rentable square footage, and any of the economic terms hereof based thereon, shall not be adjusted based on further remeasurement.
2. Term.
     (a) Start Date; Sublease Contingency. Sublandlord and Subtenant expressly acknowledge and agree that this Sublease is subject to the following contingencies (collectively, the “Sublease Contingency”): (i) Master Landlord’s prior written consent to this Sublease, in a form similar to the Consent of Master Landlord attached hereto as Exhibit A or on such other form provided by Master Landlord that is reasonably acceptable to Sublandlord and Subtenant (“Master Landlord’s Consent”) and (ii) Master Landlord’s and Sublandlord’s execution and delivery of the 4th Amendment. This Sublease shall be effective upon the last to occur of (A) September 1, 2010,

(B) the date that the Sublease Contingency is satisfied and (C) twenty five (25) days after Sublandlord delivers possession of the Subleased Premises to Subtenant in the required condition for early access under Section 2(c) below (the “Start Date”). Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s Consent and Master Landlord’s execution of the 4th Amendment, and Subtenant agrees to cooperate in all reasonable respects in connection therewith. Neither party shall have any liability to the other for any termination or cancellation of this Sublease as a result of Master Landlord’s failure or refusal to consent to this Sublease, unless such party by its willful act caused Master Landlord to refuse timely consent to this Sublease.
     (b) Sublease Term. This Sublease shall be for a term (the “Sublease Term”) commencing on the Start Date, and ending on November 30, 2015 (the “End Date”), unless terminated earlier in accordance with the terms of this Sublease; provided, however, than in no event shall the Sublease Term extend beyond the term of the Master Lease, as set forth therein. Upon Sublandlord’s delivery of the Subleased Premises to Subtenant, Sublandlord and Subtenant shall complete and execute the Start Date Agreement attached hereto as Exhibit B, confirming, among other things, the Start Date and End Date.
     (c) Early Access. Subject to satisfaction of the Sublease Contingencies, Subtenant shall have reasonable early access and use of the Subleased Premises from August 6, 2010 until the Start Date solely for installing its furniture, fixtures and improvements. In no event shall Subtenant operate its business from the Subleased Premises prior to September 1, 2010. Subtenant’s early access shall be subject to all the terms and conditions of this Sublease, including without limitation, all insurance and maintenance obligations, and all monetary obligations except the payment of Base Rent and Additional Rent.
3. Delivery and Condition.
     (a) Building Systems. Sublandlord shall deliver the Subleased Premises to Subtenant on the date set forth in Section 2(c) in vacant (subject to Section 3(b), below), broom clean condition and otherwise in “AS IS, WHERE IS” condition, provided that all existing improvements therein shall be in good working order (with the understanding that since Sublandlord will be removing its servers and computer hardware to which the card key access and security systems are now attached, the Subtenant will need to connect these systems to its own servers and computer hardware before they will be operational). Sublandlord warrants that the existing heating, ventilating and air conditioning system (“HVAC”), electrical, plumbing, fire alarm, sprinkler, lighting, and all other such elements in the Subleased Premises shall be in good operating condition on the Start Date (with the understanding that since Sublandlord will be removing its servers and computer hardware to which the card key access and security systems are now attached, the Subtenant will need to connect these systems to its own servers and computer hardware before they will be operational), and that the Subleased Premises do not contain Hazardous Materials as defined in and in violation of Section 30(a) of the Master Lease. If a non-compliance with such warranty exists as of the Start Date, Sublandlord shall, at Sublandlord’s sole cost and expense, promptly after receipt of written notice from Subtenant setting forth with specificity the nature and extent of such non-compliance, malfunction or failure, rectify the same, or, if responsibility for a particular item is the responsibility of the Master Landlord, Sublandlord shall cause Master Landlord to rectify the same. To be effective, Subtenant’s notice must be sent to Sublandlord on or before the six (6) month anniversary of the Start Date. Sublandlord shall deliver to Subtenant on the Start Date, and on the date the UPS and Sublandlord’s interest, if any, in and to the Back-up Generator are transferred to the Subtenant by the Sublandlord, any then current reports from Sublandlord’s maintenance contractors then in Sublandlord’s possession concerning the data center systems owned by Sublandlord.
     (b) FF&E. Sublandlord shall sell to Subtenant, pursuant to the terms of the Bill of Sale attached hereto as Exhibit C, without representation or warranty except as expressly set forth in the Bill of Sale (i) on the Start Date, all office furniture, cubicles and other related furniture, fixtures and equipment owned by Sublandlord and listed on Schedule 1 to the Bill of Sale, which list does not include those items listed on Schedule 2 to the Bill of Sale which shall be removed by Sublandlord on or before July 16, 2010 and (ii) at such time as Sublandlord vacates the Server Room, the UPS System and all of Sublandlord’s right, title and interest, if any, in and to the Back-up Generator in its then as-is condition (the “Equipment”). During the Sublease Term prior to the sale to Subtenant of the Equipment as provided in the immediately preceding sentence, Sublandlord grants to Subtenant, at no additional cost, the non-exclusive right to use the Equipment to supply back-up power to Subtenant’s server room and critical lab equipment located in the Building (collectively, “Subtenant’s Equipment”) so long as such use does not interfere with Sublandlord’s use of the Server Room and/or the Equipment. Except to the extent due to the gross negligence or willful misconduct of Sublandlord or Sublandlord’s violation of this Sublease, (a) Sublandlord shall have no liability to Subtenant of any kind under any circumstances arising out of or in connection with the Equipment or Subtenant’s use thereof, (b) Subtenant hereby releases Sublandlord from and against any and all claims, damages, costs, expenses and liabilities (collectively, “Equipment Claims”) arising out of or in connection with the Equipment and/or Subtenant’s use thereof and (c) Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all Equipment Claims arising out of or in connection with Subtenant’s use thereof. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall have the right to terminate, by written notice to Subtenant, Subtenant’s non-exclusive right to use the Equipment in the event that either (i) Subtenant uses more than 250kW of the UPS System as indicated on the control panel of the UPS System, or (ii) Subtenant installs any equipment other than Subtenant’s Equipment which would utilize the Equipment without first obtaining Sublandlord’s prior written consent, which consent may be withheld if such equipment would materially interfere with Sublandlord’s operations or its use of the Equipment and/or Server Room. Subject to Subtenant’s default under this Sublease and force majeure, Sublandlord shall use commercially reasonable efforts to operate and maintain the Equipment in good condition at all times throughout the Sublease Term in accordance with manufacturer’s specifications and maintain all required governmental permits in connection therewith, including the Bay Area Air Quality Management District permit.
     (c) Server Room. The parties hereto expressly acknowledge and agree that Sublandlord has not demised to Subtenant and Sublandlord shall retain exclusive use and possession of, and the right of ingress and egress through the New Entry Door (defined below) from and to the Server Room located on the first floor of the Building (pursuant to the terms of the Master Lease), provided that Sublandlord’s use thereof shall not unreasonably interfere with Subtenant’s business operations at the Subleased Premises. Sublandlord may not sublease the Server Room or permit any third parties to use the Server Room. Sublandlord hereby reserves the right, for emergency purposes only, to enter upon and travel through the lobby and corridors of the Subleased Premises indicated on Exhibit D hereto. Sublandlord shall, at its sole cost and expense, prior to the Start Date, construct such alterations as are necessary to separately demise the Server Room from the remainder of the Subleased Premises in a manner reasonably acceptable to Subtenant, including construction of exiting and access corridors, as shown on Exhibit D hereto (which shall show the exterior entry door as well (the “New Entry Door”). Under no circumstances, shall Subtenant use the area above or adjacent to the Server Room as a wet lab, and Subtenant shall cause such covenant to be incorporated into the Remainder Lease. Sublandlord shall perform such work in a good and workmanlike manner, in accordance with laws and plans approved by Subtenant, which approval shall not be unreasonably withheld, conditioned or delayed. If Sublandlord fails to complete such work by September 1, 2010 and such failure is not cured within ten (10) business days after written notice thereof from Subtenant, Subtenant shall have the right to complete such work and deduct the cost of such work against Rent next coming due under this Sublease.
4. Rent.
     (a) Base Rent. Subtenant shall pay to Sublandlord monthly base rent (the “Base Rent”) for the Subleased Premises in the amount of One Hundred Eleven Thousand Six Hundred Ninety-Nine and 25/100 Dollars ($111,699.25), which monthly Base Rent amount shall increase by three percent (3%) on each anniversary of the Start Date. Base Rent for the first sixty (60) days of the Sublease Term (the “Abatement Period”) shall be abated. On each first day of each month, Base Rent shall be due and payable, in advance, at the address specified for Sublandlord below, or at such other place as Sublandlord designates in writing, without any prior notice or demand and without any deductions or setoff whatsoever (except as otherwise expressly provided in this Sublease). If the date upon which Subtenant’s obligation to pay Base Rent commences, or the End Date, occurs on a day other than the first or last day, respectively, of a calendar month, then the Base Rent for such fractional month will be prorated on the basis of the actual number of days in such month.
     (b) Additional Rent. All sums due from Subtenant to Sublandlord or to any third party under the terms of this Sublease (other than Base Rent) shall be additional rent (“Additional Rent”), including, without limitation, ninety-five and 81/100ths percent (95.81%) of the charges for “Operating Expenses”, as defined in Section 5 of the Master Lease, and any other charges, as they relate to the Subleased Premises during the Sublease Term, that are billed by Master Landlord to Sublandlord or that are billed by a third party to the Sublandlord other than charges assessed by Master Landlord (such as late charges) as a result of Sublandlord’s failure to comply with the Master Lease, unless such failure was caused by Subtenant. All Additional Rent that is payable to Sublandlord shall be paid at the time and place that Base Rent is paid, except as otherwise provided in this Sublease or instructed by Sublandlord in writing. Sublandlord will have the same remedies for a default in the payment of any Additional Rent as for a default in the payment of Base Rent. Together, Base Rent, Additional Rent and any other sums due hereunder from Subtenant are sometimes referred to in this Sublease as “Rent”. In the event that Subtenant overpays Rent, and Sublandlord therefore receives a credit from Master Landlord in connection with such overpayment, Subtenant shall be entitled to an equal credit against its obligations under the Sublease. Any time rent abates under the Master Lease, Rent under this Sublease shall abate proportionally.
     (c) Late Charge; Interest. If Subtenant fails to pay any Rent within five (5) days of the date when due, Subtenant shall pay a late charge and interest thereon in accordance with terms of Section 21 of the Master Lease, which are incorporated herein by this reference. No endorsement or statement on a check or letter accompanying a check or payment shall be considered an accord and satisfaction of past due Rent. Subtenant’s covenant to pay Rent is independent of every other covenant in this Sublease. Notwithstanding the foregoing, in the event that Master Landlord agrees to grant a similar right to Sublandlord in the Consent to Sublease or an amendment to the Master Lease, before assessing a late charge the first time in any calendar year, Sublandlord shall provide

Subtenant with written notice of the delinquency and will waive the right if Subtenant pays such delinquency within five (5) days thereafter.
5. Letter of Credit. Within two (2) business days after Subtenant’s receipt of a copy of Master Landlord’s Consent, Subtenant shall provide to Sublandlord an unconditional, clean, irrevocable Letter of Credit (“Letter of Credit”) in the amount of One Hundred Eleven Thousand Six Hundred Ninety-Nine and 25/100 Dollars ($111,699.25) in favor of Sublandlord and issued by a bank (which accepts deposits, maintains accounts and will negotiate a letter of credit, and whose deposits are insured by the FDIC) located in the Bay Area and reasonably acceptable to Sublandlord (“Issuer”). The Letter of Credit shall (a) be fully transferable by Sublandlord without payment of transfer fees, (b) permit multiple drawings, and (c) provide that draws, including partial draws, at Sublandlord’s election, will be honored upon the delivery to the Issuer of a certificate signed by Sublandlord, or its authorized agent, that Sublandlord is entitled to make the requested draw pursuant to the terms of the Sublease. If Subtenant fails to pay Rent or any other sums as and when due hereunder, or otherwise defaults with respect to any provision of this Sublease in each case beyond the applicable notice and cure period, Sublandlord may (but shall not be obligated to) use, apply or retain all or any portion of the Letter of Credit for payment of any sum for which Subtenant is obligated or which will compensate Sublandlord for any loss or damage which Sublandlord may suffer thereby. Any draw or partial draw of the Letter of Credit shall not constitute a waiver by Sublandlord of its right to enforce its other remedies hereunder, at Law or in equity. If any portion of the Letter of Credit is drawn upon, Subtenant shall, within ten (10) days after delivery of written demand from Sublandlord, either restore said Letter of Credit to its requisite amount or pay Sublandlord an amount equal to any draw made upon the Letter of Credit. The Letter of Credit shall be in effect for the entire Sublease Term plus sixty (60) days beyond the End Date. The Letter of Credit shall automatically renew each year during the Sublease Term unless Sublandlord is given at least thirty (30) days prior notice of a non-renewal by the Issuer, and Sublandlord shall be able to draw on the Letter of Credit in the event of such notice. The parties agree that the provisions of Civil Code Sections 1950.7 and 1951.7 do not apply to the Letter of Credit or any proceeds from the Letter of Credit.
6. Compliance with Laws; Use. The Subleased Premises shall be used for research and development, administrative uses and all related legal uses, as approved by the City of South San Francisco and any other governmental entity having jurisdiction over the Subleased Premises. In addition, Subtenant may use the Subleased Premises as a wet lab, subject to (a) the express written consent of Master Landlord, (b) Subtenant’s covenant in Section 3(c) hereof not to locate a wet lab above or adjacent to the Server Room, and (c) all applicable Laws. Subtenant and its employees, agents, contractors and invitees (the “Subtenant Controlled Parties”) shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity, including, without limitation, all applicable federal, state and local Laws or regulations governing protection of, or damage to the environment, or the treatment, storage or disposal of hazardous materials (collectively referred to as “Laws”), regarding the operation of Subtenant’s business and Subtenant’s particular use of the Subleased Premises. In addition to the foregoing, Subtenant shall comply with the terms of Sections 7 and 30 and Exhibits E and G of the Master Lease (as modified by the Master Landlord’s Consent), which are incorporated herein by this reference (provided, however, that all references therein to “Landlord” shall mean and refer to Master Landlord, except for any indemnity obligations thereunder, which shall be for the benefit of both Sublandlord and Master Landlord, and references to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively), and any other rules and regulations of the Building adopted by Master Landlord from time to time, provided that a copy thereof is made available to Subtenant.

7. Services. Subtenant shall be responsible for the payment of all water, sewer, gas, electricity and other utility-type services furnished by Master Landlord to the Subleased Premises pursuant to Section 11 of the Master Lease, which is incorporated herein by this reference (provided, however, that all references therein to “Landlord”, “Tenant” and “Premises” shall mean “Master Landlord”, “Subtenant” and the “Subleased Premises”, respectively). Subtenant shall also contract directly with or otherwise obtain services not provided by Master Landlord for the Subleased Premises. Sublandlord shall use reasonable efforts to ensure Master Landlord’s compliance with its obligations under the Master Lease in this regard. In no event shall Sublandlord be obligated to provide any such services directly to Subtenant. Notwithstanding the foregoing, Sublandlord will be responsible for the cost of all electricity consumed in the Server Room during the Sublease Term, including, without limitation, for the operation of the HVAC service to the Server Room. Sublandlord and Subtenant will reasonably cooperate to determine an appropriate method of invoicing Sublandlord for such electricity consumption in the Server Room.
8. Maintenance and Repairs. The provisions of Sections 13, 14 and 41 of the Master Lease pertaining to maintenance and repair, including, with respect to, the Roof Equipment (as defined in Section 41 of the Master Lease), shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Premises” in Sections 13, 14 and 41 of the Master Lease shall be deemed to mean the Subleased Premises, the term “Tenant” shall be deemed to mean Subtenant and the term “Landlord” shall be deemed to mean Master Landlord. Sublandlord shall use reasonable efforts to ensure Master Landlord’s compliance with its obligations under the Master Lease in this regard. In no event shall Sublandlord be obligated to undertake any maintenance and repair obligations that are otherwise the responsibility of Master Landlord hereunder or under the Master Lease and Subtenant hereby confirms its assumption of Sublandlord’s repair obligations under the Master Lease, to the extent such obligations are applicable to the Subleased Premises. Sublandlord hereby assigns to Subtenant all warranties given and indemnities made by Master Landlord to Sublandlord under the Master Lease which would reduce Subtenant’s obligations hereunder, and shall cooperate with Subtenant to enforce all such warranties and indemnities.
9. Subtenant Improvements; Repairs and Alterations. Any alterations, additions or improvements to the Subleased Premises by or for Subtenant (collectively referred to as “Alterations”) shall require the prior written consent of both the Sublandlord, and Master Landlord to the extent required under Section 12 of the Master Lease and be made in accordance with Section 12 of the Master Lease, which is incorporated herein by this reference (provided, however, that all references therein to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively, and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord” except only Master Landlord shall be entitled to a fee for its overhead and expenses). Subtenant shall be solely responsible for the planning, construction and completion of any Alterations at Subtenant’s sole cost and expense. Subtenant shall make all payments for Alterations in a timely manner so as not to permit any mechanic’s or other liens to be placed upon the Subleased Premises in connection with any Alterations. Subtenant shall fully discharge any such lien within ten (10) days after it first becomes aware of the same. Subtenant shall not damage or deface the furnishings, walls, floors, ceilings or other portions of the Subleased Premises. Any damage to the Subleased Premises caused by Subtenant or a Subtenant Controlled Party shall be promptly repaired by Subtenant, to Sublandlord’s reasonable satisfaction, at Subtenant’s sole cost and expense. All Alterations to the Subleased Premises shall remain upon the Subleased Premises following the End Date, provided that either Sublandlord receives a written waiver from Master Landlord of its surrender obligations set forth in Section 28 of the Master Lease with respect to such Alterations or such waiver is incorporated in an amendment to the Remainder Lease between

Subtenant and Master Landlord that provides for the addition of the Subleased Premises to the “Premises” defined thereunder (in either case, a “Surrender Restoration Waiver”). If a Surrender Restoration Waiver is not obtained, then Subtenant shall, prior to the End Date, promptly remove any Alterations made by Subtenant at its sole cost and expense and repair any damage to the Subleased Premises caused by such removal.
10. Entry by Sublandlord or Master Landlord. Sublandlord or Master Landlord may enter the Subleased Premises at any time during the Sublease Term to inspect (in accordance with Section 32 of the Master Lease, which is incorporated herein by this reference, provided, however, that all references therein to “Tenant” and “Premises” shall mean “Subtenant” and the “Subleased Premises”, respectively and all references therein to “Landlord” shall mean both “Sublandlord” and “Master Landlord”) the Subleased Premises, or to make repairs to the Subleased Premises to the extent permitted under Section 17(d) of this Sublease. Except in case of emergencies, Master Landlord or Sublandlord, as applicable, shall provide Subtenant with at least forty-eight (48) hours prior notice of entry into the Subleased Premises, which may be given orally.
11. Assignment and Subletting.
     (a) Consent Required. Subtenant shall not assign, sublease, transfer or encumber any interest in this Sublease or allow any third party to use any portion of the Subleased Premises (collectively or individually, a “Transfer”), without the prior written consent of Sublandlord and Master Landlord, which consent shall not be unreasonably withheld. In exercising reasonable discretion, Sublandlord or Master Landlord may consider all those factors that are set forth in Section 22(b) of the Master Lease, which are incorporated herein by this reference. Any Transfer or attempted Transfer without the consent of Sublandlord and Master Landlord shall be a default by Subtenant and, in addition to any other rights and remedies, shall entitle Sublandlord to terminate this Sublease.
     (b) Permitted Transfer. Notwithstanding anything to the contrary contained in this Sublease, Subtenant, without Sublandlord’s and Master Landlord’s prior written consent (but with at least ten (10) days prior notice to each), may sublet all or any portion of the Subleased Premises or assign this Sublease to (i) a subsidiary, affiliate or corporation controlled by, which controls or is under common control with Subtenant; (ii) a successor corporation related to Subtenant by merger, consolidation, non-bankruptcy reorganization or government action; or (iii) a purchaser of all or substantially all of Subtenant’s assets (each, a “Permitted Transfer”), provided that such transferee meets the requirements for a “Corporate Permitted Assignment” set forth in Section 22(b) of the Master Lease, which are incorporated herein by this reference (each, a “Permitted Transferee”). Notwithstanding that a Transfer is made to a Permitted Transferee, Subtenant shall not be released from any of its obligations under this Sublease or those provisions of the Master Lease incorporated herein and such Permitted Transferee shall be required to assume all of Subtenant’s obligations hereunder as a condition to such transfer being permitted without Sublandlord’s and Master Landlord’s prior written consent.
     12. Indemnity and Waiver of Claims. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord or any of its owners, partners, principals, members, trustees, officers, directors, shareholders, agents, employees and lenders (“Sublandlord Related Parties”) or Master Landlord’s gross negligence or willful misconduct or Sublandlord’s or Master Landlord’s default in its obligations under this Sublease or the Master Lease, Subtenant shall indemnify, defend and hold Sublandlord and the Sublandlord Related

Parties harmless from and against all liabilities, damages, claims, and expenses, including, without limitation, reasonable attorneys’ fees (if and to the extent permitted by Law), which may be imposed upon, incurred by or asserted against Sublandlord or any of Sublandlord Related Parties arising out of or in connection with any damage or injury occurring in the Subleased Premises caused by any acts or omissions (including violations of Law) of Subtenant or any Subtenant Controlled Parties. Subtenant hereby waives all claims against Sublandlord and Sublandlord Related Parties for (a) any damage to person or property (or resulting from the loss of use thereof), except to the extent caused by the gross negligence or willful misconduct of Sublandlord or any Sublandlord Related Party or Sublandlord’s default in its obligations under this Sublease and (b) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct. Nothing in this Sublease shall create any liability on the part of Subtenant for any claims, losses, damages or costs arising out of Hazardous Materials, as defined in Section 30 of the Master Lease (i) present at or about the Premises or Project prior to the Start Date (unless introduced to the Premises or Project by Subtenant or any Subtenant Controlled Party), (ii) that emanate onto the Premises or Project from outside thereof that are not the responsibility of Subtenant under the foregoing provisions or (iii) that are introduced to the Premises or Project by Sublandlord or any Sublandlord Related Party. Sublandlord shall indemnify and hold Subtenant and the Subtenant Controlled Parties harmless from any claims, losses, damages or costs arising out of Hazardous Materials that are introduced to the Premises or Project by Sublandlord or any Sublandlord Related Party. Notwithstanding anything to the contrary in this Section 12, Sublandlord shall not be released or indemnified from, and shall indemnify, defend, protect and hold harmless Subtenant from, all damages, liabilities, losses, claims, attorneys’ fees, costs and expenses arising from the gross negligence or willful misconduct of Sublandlord or Sublandlord Related Parties or a breach of Sublandlord’s obligations or representations under this Sublease. Notwithstanding any provision in this Sublease to the contrary, neither Sublandlord nor any Sublandlord Related Party shall be liable for (and Subtenant hereby waives any claims for) any injury or damage to, or interference with, Subtenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.
13. Insurance. The provisions of Section 17 of the Master Lease pertaining to insurance shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Section 17 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” shall be deemed to mean Master Landlord (except that the release and waiver of subrogation in the fourth paragraph shall also apply as between Sublandlord and Subtenant) and the term “Premises” shall mean the “Subleased Premises”, except that all policies of liability insurance required to be maintained by Subtenant hereunder and thereunder shall name both Sublandlord and Master Landlord as additional named insureds and all notices related to such insurance and all evidence of such policies shall be delivered to both Sublandlord and Master Landlord. Subtenant covenants that it shall obtain Master Landlord’s approval for the form of insurance certificate to be provided to Master Landlord, including any “blanket insurance” policy obtained by Subtenant, prior to the Start Date. Pursuant to Section 7(g) of Master Landlord’s Consent, notwithstanding anything to the contrary contained in the Master Lease, in no event shall (i) Sublandlord be required by Master Landlord to maintain property insurance covering any of Subtenant’s property in the Subleased Premises, and (ii) Subtenant be required by Master Landlord to maintain property insurance covering any of Sublandlord’s property in the Subleased Premises.

14. Damage or Destruction and Condemnation. The provisions of Sections 18 and 19 of the Master Lease pertaining to damage or destruction and condemnation, respectively, shall be incorporated into this Sublease, subject to the following terms. For purposes of this Sublease, the term “Tenant” in Sections 18 and 19 of the Master Lease shall be deemed to mean Subtenant and the term “Landlord” therein shall be deemed to ‘mean Master Landlord and the term “Premises” shall mean the “Subleased Premises”. In no event shall Sublandlord have any obligation to Subtenant to restore the Subleased Premises if damaged, destroyed or condemned as described in Sections 18 and 19 of the Master Lease. Subtenant shall be entitled to terminate this Sublease upon a casualty if Subtenant is entitled to terminate the Remainder Lease as a result of such casualty and Master Landlord permits Sublandlord to terminate the Master Lease.
15. Events of Default. The occurrence of any of the following shall constitute a material breach of this Sublease and an Event of Default by Subtenant: (i) failure to pay Rent or any other amount within two (2) days of the date of Sublandlord’s notice of default; (ii)all those items of default set forth in the Master Lease where the obligation is incorporated in this Sublease, including, without limitation, the Events of Default listed in Section 20 of the Master Lease, which remain uncured after the cure period provided in the Master Lease; or (iii) Subtenant’s failure to perform any other term, provision or covenant of this Sublease, which failure remains uncured after thirty (30) days written notice thereof, or if such failure is not susceptible of cure within thirty (30) days, such additional time as reasonably required for such cure provided Subtenant commences such cure within said thirty (30) day period and diligently prosecutes such cure to completion.
16. Remedies. Upon any default by Subtenant under the terms of this Sublease, beyond any applicable notice and cure period, Sublandlord shall have the remedies set forth in Section 21 of the Master Lease as if Sublandlord is Master Landlord, including, without limitation, the right to terminate this Sublease, in which case Subtenant shall immediately surrender the Subleased Premises to Sublandlord. If Subtenant fails to surrender the Subleased Premises, Sublandlord may, in compliance with applicable Law and without prejudice to any other right or remedy, enter upon and take possession of the Subleased Premises. Subtenant shall pay Sublandlord on demand the amount of all past due Rents, plus other losses and damages which Sublandlord may suffer as a result of Subtenant’s uncured default. In addition to the right to terminate this Sublease and collect damages, Sublandlord shall have the right to pursue any other remedy provided under the Master Lease or that is now or hereafter available at Law or in equity.
17. Master Lease.
     (a) Subtenant takes possession of the Subleased Premises, and enters into this Sublease, subject and subordinate to all of the terms, covenants, conditions, and restrictions of the Master Lease. Neither Sublandlord nor Subtenant shall by act or omission cause a breach of any of the terms, covenants, conditions, and restrictions contained in the Master Lease. Sublandlord shall not agree to, or take any actions giving rise to, any amendment, modification or termination of the Master Lease, waive any provisions under the Master Lease or make any elections, exercise any right or remedy or give any consent or approval under the Master Lease that materially adversely impacts the rights and obligations of Subtenant hereunder or Sublandlord’s use of the Subleased Premises without Subtenant’s prior written consent. Except to the extent expressly incorporated by reference in this Sublease, none of the terms, covenants, conditions and restrictions of the Master Lease are incorporated herein to define the agreement as between Sublandlord and Subtenant. With respect to any obligation of Subtenant to be performed under this Sublease, wherever the Master Lease grants to Sublandlord a specified number of days after notice or other time condition to perform its corresponding obligation under the Master Lease (excluding the payment of Rent), Subtenant shall have two (2) fewer days to perform the obligation, including without limitation curing any defaults. Any default notice or other notice of any obligations (including any billing or invoice for any Rent or any other expense or charge due under the Master Lease) from Master Landlord which is received by Subtenant (whether directly or as a result of being forwarded by Sublandlord) shall constitute such notice from Sublandlord to Subtenant under this Sublease without the need for any additional notice from Sublandlord.
     (b) Sublandlord shall not be deemed to have made any representation made by Master Landlord in the Master Lease. Moreover, except as otherwise provided herein to the contrary, Sublandlord shall not be obligated:
          (i) to provide any of the services or utilities that Master Landlord has agreed in the Master Lease to provide;
          (ii) to make any of the repairs or restorations that Master Landlord has agreed in the Master Lease to make; or
          (iii) to comply with any Laws or requirements of public authorities with which Master Landlord has agreed in the Master Lease to comply; (all the foregoing being herein called the “Building Services”); and Sublandlord shall have no liability to Subtenant on account of any failure of Master Landlord to do so, or on account of any failure by Master Landlord to observe or perform any of the terms, covenants or conditions of the Master Lease required to be observed or performed by Master Landlord; provided Sublandlord agrees to use commercially reasonable efforts to enforce Master Landlord’s obligations under the Master Lease on Subtenant’s behalf.
     (c) Notwithstanding the foregoing, Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises that are to be provided by Master Landlord under the Master Lease.
     (d) If (i) Subtenant shall fail to perform any of its obligations hereunder and such failure shall continue beyond any cure period provided for herein, or (ii) Master Landlord shall give any notice of failure or default under the Master Lease arising out of any failure by Subtenant to perform any of its obligations hereunder then, in either case, Sublandlord shall have the right (but not the obligation) to perform or endeavor to perform such obligation, at Subtenant’s expense, and Subtenant shall, within ten (10) days of Sublandlord’s demands from time to time, reimburse Sublandlord for all costs and expenses incurred by Sublandlord in doing so as Rent.
     (e) Subtenant shall promptly execute, acknowledge and deliver to Sublandlord, any certificate or other document evidencing the status of the Sublease or subordination of this Sublease to the Master Lease, that Sublandlord or Master Landlord may reasonably request, in accordance with Sections 23 and 27 of the Master Lease, which are incorporated herein by this reference (provided, however, the terms “Tenant” and “Subtenant” shall be deemed to mean “Subtenant” and the “Subleased Premises”, respectively. This Sublease shall not be subordinate to any liens or encumbrances placed on the Master Premises by Sublandlord unless Subtenant receives a nondisturbance agreement reasonably satisfactory to Subtenant.
     (f) Sublandlord warrants to Subtenant that (i) Sublandlord has delivered to Subtenant a complete copy of the Master Lease, (ii) the Master Lease is, as of the date of this Sublease, in full force and effect, (iii) no event of default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord has occurred under the Master Lease nor has any event occurred and is continuing that would constitute an event of default by Sublandlord or, to Sublandlord’s knowledge, Master Landlord under the Master Lease, but for the requirement of the giving of notice and the expiration of the period of time to cure, and (iv) Sublandlord has not subleased or encumbered the Subleased Premises or assigned the Master Lease.
     (g) Sublandlord shall fully perform all of its obligations under the Master Lease to the extent Subtenant has not expressly agreed to perform such obligations under this Sublease. Sublandlord, with respect to the obligations of Master Landlord under the Master Lease, shall use Sublandlord’s diligent good faith efforts to cause Master Landlord to perform such obligations for the benefit of Subtenant. Such diligent good faith efforts shall include, without limitation: (i) upon Subtenant’s written request, immediately notifying Master Landlord of its nonperformance under the Master Lease, and requesting that Master Landlord perform its obligations under the Master Lease; and (ii) permitting Subtenant to commence a lawsuit or other action in Sublandlord’s name to obtain the performance required from Master Landlord under the Master Lease; provided, however, that if Subtenant commences a lawsuit or other action, Subtenant shall pay all costs and expenses incurred in connection therewith, and Subtenant shall indemnify Sublandlord against, and hold Sublandlord harmless from, all costs and expenses incurred by Sublandlord in connection therewith.
18. Surrender of Subleased Premises. At the expiration or earlier termination of this Sublease, if no Surrender Restoration Waiver has been delivered to Sublandlord, then Subtenant shall promptly remove from the Subleased Premises (a) any Alterations that are required to be removed pursuant to Section 9 of this Sublease and (b) Subtenant’s personal property, and quit and surrender the Subleased Premises to Sublandlord, broom clean, and in good order, condition and repair, ordinary wear and tear excepted. If Subtenant fails to remove any Alterations that are required to be removed or Subtenant’s personal property within five (5) days after the termination of this Sublease, Sublandlord, at Subtenant’s sole cost and expense, shall be entitled (but not obligated) to remove such Alterations or remove, store or dispose of Subtenant’s personal property. Sublandlord shall not be responsible for the value, preservation or safekeeping of Subtenant’s personal property.
19. Holding Over. Subtenant shall have no right to holdover in the Subleased Premises pursuant to this Sublease after the end of the Sublease Term, provided that Sublandlord agrees that Subtenant’s continued occupancy of the Subleased Premises under the Remainder Lease shall not constitute a holdover under this Sublease. If Subtenant does not surrender and vacate the Subleased Premises on the date on which the Sublease Term ends (provided that Sublandlord agrees that Subtenant’s continued occupancy of the Subleased Premises under the Remainder Lease shall not constitute a holdover under this Sublease), Subtenant shall be a tenant at sufferance, or at the sole election of Sublandlord, a month to month tenancy, and the parties agree in either case that the reasonable rental value, if at sufferance, or the Rent if a month to month tenancy shall be Rent at the greater of (1) the monthly rate of one hundred and fifty percent (150%) of the monthly Rent set forth in Article 4, or (2) the rate of one hundred and fifty percent (150%) of any and all Rent due to Master Landlord from Sublandlord under the holdover provisions of the Master Lease. Notwithstanding the foregoing, and in addition to all other rights and remedies on the part of Sublandlord if Subtenant fails to surrender the Subleased Premises upon the End Date, in addition to any other liabilities to Sublandlord accruing therefrom, Subtenant shall indemnify, defend and hold Sublandlord harmless from all claims, actions, losses, damages and expenses resulting from such failure, including, without limitation, any such claims, actions, losses and damages to any third parties based on such failure to surrender, and any lost profits therefrom. The foregoing holder provisions shall not apply if Master Landlord and Subtenant shall have, prior to the End Date, entered into an amendment to the Remainder Lease that provides for the addition of the Subleased Premises to the “Premises” defined thereunder upon the End Date of this Sublease.
20. Parking; Signage. Subtenant shall have Subtenant’s proportionate share of such parking rights as Sublandlord may have in connection with the Subleased Premises pursuant to Section 10 of the Master Lease. Subtenant shall have signage rights pursuant to Section 38 of the Master Lease, which is incorporated by this reference (provided, however, the terms “Landlord” and “Tenant” shall mean the Master Landlord and Subtenant, respectively).
21. Limitation of Liability. Notwithstanding anything set forth herein, in no event shall any personal liability be asserted against Sublandlord’s officers, directors, employees, agents or contractors or to the property or assets of any of them. Under no circumstances shall Sublandlord’s officers, directors, employees, agents or contractors be liable for injury to Subtenant’s business or for any loss of income or profit therefrom.
22. Miscellaneous.
     (a) Notices for Subtenant shall be sent to Subtenant after the Start Date at the Subleased Premises (ATTN: General Counsel) and before the Start Date at 2100 Powell Street, Emeryville, CA 94608 (ATTN: General Counsel), Notices for Sublandlord shall be sent to Sublandlord as follows: (i) if sent via U.S. Postal Service: Exelixis, Inc., 170 Harbor Way, P.O. Box 511, South San Francisco, CA 94083-0511, or (ii) if sent via any other carrier: Exelixis, Inc., Receiving Dept., 220 E. Grand Ave., South San Francisco, CA 94080, and in either case, to the attention of Executive Vice President and General Counsel (each, a “Notice Address”). All demands, approvals, consents or notices shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested, or sent by overnight or same day courier service at the party’s respective Notice Address(es) set forth above. Each notice shall be deemed to have been received or given on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Subtenant has vacated the Subleased Premises or other Notice Address without providing a new Notice Address or Sublandlord has vacated its Notice Address without providing a new Notice Address, three (3) business days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Any party may, at any time, change its Notice Address (other than to a post office box address) by giving the other parties written notice of the new address.
     (b) Either party’s failure to declare a default immediately upon its occurrence or delay in taking action for a default shall not constitute a waiver of the default, nor shall it constitute an estoppel. If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Sublease, the prevailing party shall be entitled to all of its costs and expenses, including, without limitation, reasonable attorneys’ fees.
     (c) This Sublease shall be interpreted and enforced in accordance with the Laws of the state in which the Subleased Premises is located.
     (d) Each of Subtenant and Sublandlord represents and warrants that it has not dealt with any broker in connection with this Sublease, other than Cresa Partners, on behalf of Subtenant, and Cornish and Carey Commercial, on behalf of Sublandlord, and each party hereto agrees to indemnify and hold the other party harmless from any commissions due to any broker with whom such party has dealt, other than the brokers named in this paragraph.
     (e) This Sublease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Subleased Premises. This Sublease may be modified only by a written agreement signed by Sublandlord and Subtenant.
     (f) The execution, delivery, and performance by each of Subtenant and Sublandlord of its respective obligations under this Sublease have been duly authorized and will not violate any provision of Law, any order of any court or other agency of government, or any indenture, agreement or other instrument to which it is a party or by which it is bound.
     (g) This Sublease may be executed in multiple counterparts, and by each party on separate counterparts, each of which shall be deemed to be an original but all of which shall together constitute one agreement.
     (h) If Sublandlord fails to obtain Master Landlord’s Consent and Master Landlord’s execution of the 4th Amendment within five (5) business days after execution of this Sublease by both Subtenant and Sublandlord, then either Sublandlord or Subtenant may terminate this Sublease by giving written notice thereof to the other, and Sublandlord shall return to Subtenant any amounts delivered by Subtenant under this Sublease.
[Signature Page Follows]

     In Witness Whereof, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

Sublandlord:			Subtenant:

Exelixis, Inc.,			Onyx Pharmaceuticals, Inc.,
a Delaware corporation			a Delaware corporation

By:	/s/ Lupe M. Rivera		By:	/s/ N. Anthony Coles

	Name:	Lupe M. Rivera		Name:	N. Anthony Coles
	Title:	Executive Vice President, Operations		Title:	CEO

			By:	/s/ Matthew K. Fust

				Name:	Matthew K. Fust
				Title:	CFO

EXHIBIT A
CONSENT OF MASTER LANDLORD TO SUBLEASE

CONSENT TO SUBLEASE
     This Consent to Sublease (this “Consent”) is made as of July 9, 2010, by and among ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), EXELIXIS, INC., a Delaware corporation {“Tenant”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Sublessee”), with reference to the following Recitals.
RECITALS
     A. Landlord and Tenant are parties to that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008, as further amended by that certain Second Amendment to Lease dated October 23, 2008, as further amended by that certain Third Amendment to Lease dated as of October 24, 2008, and as further amended by that certain Fourth Amendment to Lease dated as of July 9, 2010 (as amended, the “Lease”), pursuant to which Tenant leases certain premises (the “Premises”) located at 249 East Grand Avenue, South San Francisco, California, and more particularly described in the Lease.
     B. Tenant desires to sublease to Sublessee the third and fourth floors of the Premises (“Subleased Premises”) pursuant to the provisions of that certain Sublease dated July 9, 2010 (the “Sublease”), a copy of which is attached hereto as Exhibit A.
     C. Tenant desires to obtain Landlord’s consent to the Sublease and has requested that Landlord grant certain rights to Sublessee as more particularly described herein.
     NOW, THEREFORE, in consideration of the foregoing and the agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord hereby consents to the sublease of the Subleased Premises to Sublessee, such consent being subject to and upon the following terms and conditions to which Tenant and Sublessee hereby agree:
1.	All initially capitalized terms not otherwise defined in this Consent shall have the meanings set forth in the Lease unless the context clearly indicates otherwise.

2.	This Consent shall not be effective unless and until Landlord shall have received: (a) a fully executed counterpart of this Consent and of the Sublease, and (b) an insurance certificate from Sublessee, as insured, evidencing no less than the insurance requirements set forth in the Lease. Tenant and Sublessee each represent and warrant to Landlord that the copy of the Sublease attached hereto as Exhibit A is true, correct and complete.

3.	Landlord neither approves nor disapproves the terms, conditions and agreements contained in the Sublease, all of which shall be subordinate and at all times subject to: (a) all of the covenants, agreements, terms, provisions and conditions contained in the Lease, (b) superior ground leases, mortgages, deeds of trust, or any other hypothecation or security now existing or hereafter placed upon the real property of which the Subleased Premises are a part and to any and all advances secured thereby and to all renewals, modifications, consolidations, replacements and extensions thereof, and (c) all matters of record affecting the Subleased Premises and all Legal Requirements.

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4.	Except as expressly provided for in this Consent, nothing contained herein or in the Sublease shall be construed to:
(a)	modify, waive, impair, or affect any of the terms, covenants or conditions contained in the Lease (including, without limitation, Tenant’s obligation to obtain any required consents for any other or future subletting), or to waive any breach thereof, or any rights or remedies of Landlord under the Lease against any person, firm, association or corporation liable for the performance thereof, or to enlarge or increase Landlord’s obligations or liabilities under the Lease (including, without limitation, any liability to Sublessee for any portion of the security deposit held by Tenant under the Sublease), and all terms, covenants and conditions of the Lease are hereby declared by each of Landlord and Tenant to be in full force and effect.

(b)	require Landlord to accept any payments from Sublessee on behalf of Tenant, except as expressly provided in Section 8 hereof.
Tenant shall remain liable and responsible for the due keeping, performance and observance of all the terms, covenants and conditions set forth in the Lease on the part of the Tenant to be kept, performed and observed and for the payment of the Base Rent, Additional Rent and all other sums now and hereafter becoming payable thereunder for all of the Premises, including, without limitation, the Subleased Premises.

5.	Notwithstanding anything in the Sublease to the contrary:
(a)	Sublessee does hereby expressly agree to be bound by and to perform and comply with, for the benefit of Landlord, each and every obligation of Tenant under the Lease to the extent applicable to the Subleased Premises and to the extent incorporated into the Sublease. Landlord and Sublessee each hereby release the other, and waive their respective rights of recovery against the other for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party to the extent of such insurance and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof.

(b)	Tenant and Sublessee agree to each of the terms and conditions of this Consent, and upon any conflict between the terms of the Sublease and this Consent, as between Landlord and each of Tenant and Sublessee, the terms of this Consent shall control.

(c)	The Sublease shall be deemed and agreed to be a sublease only and not an assignment and there shall be no further subletting or assignment of all or any portion of the Premises demised under the Lease (including the Subleased Premises demised by the Sublease) except in accordance with the terms and conditions of the Lease or as provided in this Consent.

(d)	If Landlord terminates the Lease as a result of a default by Tenant thereunder or the Lease terminates for any other reason, the Sublease shall automatically terminate concurrently therewith. In no event shall Landlord be liable to

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Sublessee for any defaults under the Sublease or the Lease by Tenant and/or for any acts or omissions of any kind by Tenant.

(e)	Tenant and Sublessee acknowledge and agree that if Tenant or Landlord elects to terminate the Lease pursuant to the terms thereof, or if Landlord and Tenant voluntarily elect to terminate the Lease, Landlord shall have no responsibility, liability or obligation to Sublessee except as provided in the Remainder Lease, and the Sublease shall terminate.

(f)	Tenant agrees to reimburse all of Landlord’s costs and expenses in connection with this Consent.
6.	Any act or omission of Sublessee or anyone claiming under or through Sublessee that violates any of the provisions of the Lease shall be deemed a violation of the Lease by Tenant.

7.	Landlord acknowledges and agrees that during the term of the Sublease of the Subleased Premises:

a.	Affiliate Assignment. Provided that Sublessee has Sublessor’s consent to do so if required under the Sublease, Landlord shall not withhold Landlord’s consent to an assignment by Sublessee of Sublessee’s interest in the Sublease to any entity controlling, controlled by or under common control with Subtenant (a “Sublessee Affiliate”), provided, however, that (i) Landlord shall have the right to approve the form of any such assignment which approval shall not be unreasonably withheld or delayed, (ii) Sublessee shall not be released from any of its obligations under this Consent), and (iii) Sublessee and the Sublessee Affiliate shall be jointly and severally liable for all Sublessee’s obligations under the Sublease and this Consent.

b.	Corporate Assignment. Provided that Sublessee has Sublessor’s consent to do so if required under the Sublease, Sublessee shall have the right to assign Sublessee’s interest in the Sublease, provided that Sublessee delivers written notice thereof to Landlord within 5 business days thereafter but without obtaining Landlord’s prior written consent, to a corporation or other entity which is a successor-in-interest to Sublessee, by way of merger, consolidation or corporate reorganization, or by the purchase of all or substantially all of the assets or the ownership interests of Sublessee provided that (i) such merger or consolidation, or such acquisition or assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the Lease, and (ii) the net worth (as determined in accordance with generally accepted accounting principles (“GAAP”)) of the assignee is not less than the greater of the net worth (as determined in accordance with GAAP) of Sublessee as of the date of Sublessee’s most current quarterly or annual financial statements, and (iii) such assignee shall agree in writing to assume all of the terms, covenants and conditions of the Sublease and this Consent arising after the effective date of the assignment.

c.	Hazardous Materials. Provided that Sublessee has obtained any consents required from Sublessor under the Sublease, the provisions of the Remainder Lease with respect Hazardous Materials including, without limitation, Sections 28 and 30 of the Remainder Lease shall apply with respect to the Subleased Premises during the term of the Sublease as though they were the Premises (as defined in the Remainder Lease)

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and Sublessee agrees to comply for the benefit of Landlord with all such provisions with respect to the Subleased Premises with Landlord entitled to enforce all such provisions against Sublessee. Tenant shall have no liability to Landlord in connection with Sublessee’s use of Hazardous Materials in the Subleased Premises.

d.	Alterations. Provided that that Sublessee has obtained any consents required from Sublessor under the Sublease, the provisions of the Remainder Lease with respect to Alterations including, without limitation, Section 12 of the Remainder Lease shall apply with respect to Alterations in the Subleased Premises as though they were the Premises (as defined in the Remainder Lease) and Sublessee agrees to comply for the benefit of Landlord with all such provisions with respect to the Subleased Premises with Landlord entitled to enforce all such provisions against Sublessee. Tenant shall have no responsibility to Landlord for any restoration obligations relating to Sublessee’s Alterations.

e.	Permitted Use. Sublessee shall be permitted to use the Subleased Premises for research and development and as a wet lab, which wet lab use shall be subject to (a) Sublessee’s covenant in Section 3(c) of the Sublease not to locate a wet lab above or adjacent to the Server Room (as defined in the Sublease), (b) all applicable Legal Requirements, and (c) the requirements of Sections 28 and 30 of the Remainder Lease.

f.	Assignment & Subletting. So long as the Sublease remains in effect, (1) Landlord shall use the reasonableness standard provided for in the first paragraph of Section 22(b) of the Remainder Lease in considering whether to withhold its consent to an assignment or sublease of the Subleased Premises but in no event shall Sublessee be released from any of its obligations under this Consent and/or the Sublease, and (2) Landlord shall not exercise it “recapture right” under Section 22(b) of the Lease with respect to any further assignment or sublease of the Subleased Premises.

g.	Insurance. Notwithstanding anything to the contrary contained in the Lease, in no event shall (i) Tenant be required by Landlord to maintain property insurance covering any of Sublessee’s property in the Subleased Premises, and (ii) Sublessee be required by Landlord to maintain property insurance covering any of Tenant’s property in the Subleased Premises.

8.	Upon a default by Tenant under the Lease, Landlord may proceed directly against Tenant, any guarantors or anyone else liable under the Lease or the Sublease without first exhausting Landlord’s remedies against any other person or entity liable thereon to Landlord. If Landlord gives Sublessee notice that Tenant is in default under the Lease, Sublessee shall thereafter make directly to Landlord all payments otherwise due Tenant, which payments will be received by Landlord without any liability to Landlord except to credit such payments against amounts due under the Lease, Nothing contained herein shall obligate Landlord in any way to terminate the Lease or take any other action if Tenant is in default under the Lease. The mention in this Consent of any particular remedy shall not preclude Landlord from any other remedy in law or in equity.

9.	Tenant shall pay any broker commissions or fees that may be payable as a result of the Sublease and Tenant hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising therefrom or from any other commissions or fees payable in connection with the Sublease which result from the actions of Tenant.

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Subject to Section 35 of the Remainder Lease, Sublessee hereby indemnifies and agrees to hold Landlord harmless from and against any loss or liability arising from any commissions or fees payable in connection with the Sublease which result from the actions of Sublessee.

10.	Tenant and Sublessee agree that the Sublease will not be modified or amended in any way without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. Tenant and Sublessee hereby agree that it shall be reasonable for Landlord to withhold its consent to any modification or amendment of the Sublease which would change the permitted use of the Subleased Premises or which would affect Landlord’s status as a real estate investment trust. Any modification or amendment of the Sublease without Landlord’s prior written consent shall be void and of no force or effect.

11.	This Consent may not be changed orally, but only by an agreement in writing signed by Landlord and the party against whom enforcement of any change is sought.

12.	This Consent may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute but one and the same instrument.

13.	This Consent and the legal relations between the parties hereto shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to its principles of conflicts of law.
(Signatures are on the next page.)

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IN WITNESS WHEREOF, Landlord, Tenant and Sublessee have caused their duly authorized representatives to execute this Consent as of the date first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company
	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, general partner

	By:	/s/ Eric S. Johnson
Its: Eric S. Johnson
Vice President Real Estate Legal Affairs

TENANT:	EXELIXIS, INC., a Delaware corporation
	By:	/s/ Lupe M. Rivera
Its: Executive Vice President, Operations

SUBLESSEE:	ONYX PHARMACEUTICALS, INC., a Delaware corporation
	By:	/s/ N. Anthony Coles
Its: CEO

	By:	/s/ Matthew K. Fust
Its: CFO

EXHIBIT B
START DATE AGREEMENT
Re: Sublease dated July 9, 2010, between EXELIXIS INC., a Delaware corporation (“Sublandlord”), and ONYX PHARMACEUTICALS, INC., a Delaware corporation (“Subtenant”), concerning that subleased premises, consisting of floors three and four (the “Subleased Premises”) located in the building at 249 East Grand Avenue, South San Francisco, CA (the “Building”).
Ladies and Gentlemen:
     In accordance with the subject Sublease, we wish to advise and/or confirm as follows:
     Sublandlord delivered possession of the Subleased Premises to Subtenant on August 23, 2010 with all improvements and work, if any, required to be performed by Sublandlord completed in a good and workmanlike manner and otherwise in the condition required under the Sublease and Subtenant accepted possession of the Subleased Premises.
     The Start Date of the Sublease Term for the Subleased Premises is September 1, 2010 (the “Start Date”), and the Sublease Term for the Subleased Premises expires on December 15, 2015 (the “End Date”), unless sooner terminated according to the terms of the Sublease.
     That in accordance with the Sublease, monthly Base Rent in the amount of $111,699.25 shall commence to accrue on November 1, 2010 and Subtenant’s obligation to pay Subtenant’s percentage share of Operating Expenses (as described in the Sublease) shall commence to accrue on September 1, 2010.
     Each party represents and warrants to the other that it is duly authorized to enter into this document and that the person signing on its behalf is duly authorized to sign on behalf of such party.

Sublandlord:	Subtenant:

Exelixis, Inc.,	Onyx Pharmaceuticals, Inc.,
a Delaware corporation	a Delaware corporation

By: /s/ Lupe M. Rivera	By: /s/ Matthew K. Fust
Name: Lupe M. Rivera	Name: Matthew K. Fust
Title: EVP, Operations	Title: Chief Financial Officer

1

EXHIBIT C
BILL OF SALE
     For One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, exelixis, inc., a Delaware corporation (“Seller”), hereby conveys to onyx pharmaceuticals, inc., a Delaware corporation (“Purchaser”), all of Seller’s right, title and interest in and to [all of the office furniture, cubicles and other related furniture, fixtures and equipment owned by Seller and listed on Schedule 1 attached hereto, and located on the third and fourth floors of 249 East Grand Avenue, South San Francisco, California, which list does not include those items set forth on Schedule 2 hereto, which shall be retained by Sublandlord] [OR the UPS System and Seller’s right, title and interest, if any, in and to the Back-up Generator serving the server room on the first floor] of the building at the 249 East Grand Avenue, South San Francisco, California] (the “Personal Property”).
     Seller represents that it owns the Personal Property free and clear of all liens, but Seller has not made and does not make any express or implied warranty or representation with respect to the merchantability of the Personal Property or its fitness for any particular purpose; the design or condition of the Personal Property; the quality or capacity of the Personal Property; workmanship or compliance of the Personal Property with the requirements of any Law, rule, specification or contract pertaining thereto; patent infringement or latent defects. Purchaser accepts the Personal Property on an “AS IS, WHERE IS” basis.
     in witness whereof, Seller has caused this instrument to be executed and delivered as of this ___day of ______, ______.
Seller:

Exelixis, Inc., a Delaware corporation
By:
Name:
Title:

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SCHEDULE 1 TO BILL OF SALE
PERSONAL PROPERTY
249 East Grand Ave 3rd & 4th Floor Assets Sold to Subtenant
Furniture Inventory

Area Types
		Manager	Executive			Executive	Conference	Interactive
Area	Workstations	Workstations	Workstation	Office	VP Office	Office	Room	Kiosk
Lobby	0	0	0	0	0	0	0	0
3rd Floor	64	19	0	16	2	0	10	1
4th Floor	40	26	4	24	5	6	8	1
Total	104	45	4	40	7	6	18	2

Per Individual Area
	Chair.	Chair.	Chair.				Lateral File	Overhead	Overhead
Area	Desk	Side	Conference	Desk/Table*		Pedestal	(2 drawer)	Shelf	Cabinet	Bookcase
Workstation	1			1		1	1	1	1
Mgr Workstation	1	1		1		1	1	1	1
Exec Workstation	1			1		1	1	1	1
Office	1	2		1			1		1
VP Office	1	2		1			1		1	1
Exec Office	1	2		1			1		1	1
Kiosk		2	2	1	*
Conference Room			6-18	1
Lunch Room			24	8
Lobby	2

Per Individual Area
	Carpet	Lounge Chairs		Lounge Table	Lounge Table
Area	Area	(leather)	Credenza	(round)	(oval)
Lobbv	1	4			1
Executive Waiting Area	1	4	1	3	1
CEO Waiting Area	1	2	1	3

Computer Hardware
Avidex Projector Drop Down Screen	Conference rooms 474, 438, 337,306
Audio, Video Projectors-Conference Rooms

Office Equipment
B249 Audio Visual System for BoardRoom	Board Room Equipment
Avidex AV Systems for Building 249 Design/Dev/Cons

Tenant Improvements
3rd & 4th Floor Space Sound Masking
Mecho Window Shades
Access & Alarm on First Floor of B249
Spacesaver High Density Storage (2)
Network wiring that will be used by Subtenant

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SCHEDULE 2 TO BILL OF SALE
FF&E RETAINED BY SELLER
Miscellaneous computer hardware, equipment, file boxes, non-TI office furniture and office supplies in the northwest corner of the 3rd floor, all of which will be removed by Sublandlord by the close of business on July 16, 2010.

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EXHIBIT D
SERVER ROOM IMPROVEMENT/ACCESS PLAN

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EXHIBIT E
FOURTH AMENDMENT TO LEASE

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FOURTH AMENDMENT TO LEASE
     THIS FOURTH AMENDMENT TO LEASE {this “Fourth Amendment”) is made as of                     ___, 2010, by and between ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company (“Landlord”), and EXELIXIS, INC., a Delaware corporation (“Tenant”).
RECITALS
     A. Landlord and Tenant entered into that certain Lease Agreement dated as of September 14, 2007, as amended by that certain First Amendment to Lease dated May 31, 2008, as further amended by that certain Second Amendment to Lease dated October 23, 2008, and as further amended by that certain Third Amendment to Lease dated as of October 24, 2008 {as amended, the “Lease”). Pursuant to the Lease, Tenant leases certain premises (“Premises”) in a building located at 249 East Grand Avenue, South San Francisco, California. The Premises are more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.
     B. Tenant is subleasing all of the third and fourth floors of the Premises (“Subleased Premises”) to Onyx Pharmaceuticals, Inc., a Delaware corporation (“Subtenant”), pursuant to the certain Sublease dated                     ___, 2010 (“Sublease”).
     C. Landlord and Tenant desire, subject to the terms and conditions set forth below, to amend the Lease to, among other things, (i) delete any right of Tenant to maintain any signage at the Project, and (ii) delete Tenant’s right to extend the Base Term of the Lease.
     NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:
1.	Signage. Notwithstanding anything to the contrary contained in the Lease, (i) commencing on the date of this Fourth Amendment, Tenant shall have no further right to maintain any signage at the Project including, without limitation, Tenant’s Signs, and (ii) within 15 days after the mutual execution and delivery of this Fourth Amendment by the parties, Tenant shall, at Tenant’s sole cost and expense, remove all of the Tenant’s Signs from the Project and repair all damage resulting from such removal.

2.	Adjustments to Rent. Commencing on the date that Subtenant commences paying full Base Rent (as defined in the Sublease) for the Subleased Premises and so long as Tenant is not in monetary Default under the Lease, Landlord agrees to reduce the monthly payments owed by Tenant to Landlord pursuant to Section 4(b)(i) of the Lease to $5,454.71 per month and pursuant to Section 4(b)(iii) of the Lease to $14,349.71 per month.

3.	Operating Expenses. Commencing on the Start Date (as defined in the Sublease) for the Subleased Premises and continuing during the Sublease Term (as defined in the Sublease) so long as Tenant is not monetary Default under the Lease, Landlord shall not include in Operating Expenses under the Lease any expense item that Landlord is not permitted to include in Operating Expenses under the direct lease between Landlord and Subtenant for the remainder of the Building (excluding the 3,008 square foot server room on the first floor of the Building) (the “Remainder Lease”). Nothing contained herein is intended to excuse Tenant from paying full Operating Expenses the under the Lease for the 3,008 square foot server room on the first floor of the Building.

Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED Confidential and Proprietary — Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
registered trademarks of Alexandria Real Estate Equities, Inc.

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4.	Right to Extend. Section 40 of the Lease is hereby deleted and of no further force or effect and Tenant has no further right to extend the Base Term of the Lease.

5.	Surrender. Tenant shall have no obligation to restore (i) any Alterations currently existing in the Premises as of the date hereof, (ii) the server room access alterations which are being undertaken by Tenant in connection with the Sublease, and (iii) any Alterations which Subtenant makes in the Subleased Premises with Landlord’s consent and subject to any conditions which Landlord is entitled to impose on the Subtenant in connection with such Alterations.

6.	Miscellaneous.

a.	This Fourth Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Fourth Amendment may be amended only by an agreement in writing, signed by the parties hereto.

b.	This Fourth Amendment is binding upon and shall inure to the benefit of the parties hereto, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assigns, heirs, successors in interest and shareholders.

c.	This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Fourth Amendment attached thereto.

d.	Except as amended and/or modified by this Fourth Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Fourth Amendment. In the event of any conflict between the provisions of this Fourth Amendment and the provisions of the Lease, the provisions of this Fourth Amendment shall prevail. Whether or not specifically amended by this Fourth Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Fourth Amendment.
[Signatures are on the next page.]

Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED Confidential and Proprietary — Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
registered trademarks of Alexandria Real Estate Equities, Inc.

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     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the day and year first above written.

LANDLORD:	ARE-SAN FRANCISCO NO. 12, LLC, a Delaware limited liability company.
	By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, managing member

	By:	ARE-QRS CORP.,
a Maryland Corporation, general partner

By:
Its:

TENANT:	EXELIXIS, INC., a Delaware corporation

By:
Its:

Copyright © 2005. Alexandria Real Estate Equities, Inc. ALL
RIGHTS RESERVED Confidential and Proprietary — Do Not
Copy or Distribute. Alexandria and the Alexandria Logo are
registered trademarks of Alexandria Real Estate Equities, Inc.

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